As filed with the Securities and Exchange Commission on December 7, 2023.

Registration No. 333-___________

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form F-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Corporación Inmobiliaria Vesta, S.A.B. de C.V.

(Exact name of Registrant as specified in its charter)

Vesta Real Estate Corporation

(Translation of Registrant’s name into English)

United Mexican States (State or other jurisdiction of incorporation or organization)	6500 (Primary Standard Industrial Classification Code Number)	None (I.R.S. Employer Identification No.)

Paseo de los Tamarindos No. 90,

Torre II, Piso 28, Col. Bosques de las

Lomas
Cuajimalpa, C.P. 05120
Mexico City
United Mexican States
+52 (55) 5950-0070

(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

Cogency Global Inc.

122 East 42nd Street, 18th Floor

New York, New York 10168
+1 (212) 947-7200
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies of all communications, including communications sent to agent for service, should be sent to:

Maurice Blanco Manuel Garciadiaz Drew Glover Davis Polk & Wardwell LLP 450 Lexington Avenue New York, New York 10017 +1 (212) 450-4000	Juan Francisco Mendez Simpson Thacher & Bartlett LLP 425 Lexington Avenue New York, New York 10017 +1 (212) 455-2000

Approximate date of commencement of proposed sale of the securities to the public: As soon as practicable after the effective date of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box: ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☒ 333-275896

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933.

Emerging growth company ☒

If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards† provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

† The term “new or revised financial accounting standard” refers to any update issued by the Financial Accounting Standards Board to its Accounting Standards Codification after April 5, 2012.

THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE UPON FILING WITH THE COMMISSION IN ACCORDANCE WITH RULE 462(b) UNDER THE SECURITIES ACT OF 1933, AS AMENDED.

EXPLANATORY NOTE AND INCORPORATION BY REFERENCE

This Registration Statement is being filed pursuant to Rule 462(b) (“Rule 462(b)”) and General Instruction V of Form F-1, both promulgated under the Securities Act of 1933, as amended. Pursuant to Rule 462(b), the contents of the Registration Statement on Form F-1 (File No. 333-275896) of Corporación Inmobiliaria Vesta, S.A.B. de C.V. (the “Registrant”), including the exhibits thereto, which was declared effective by the Securities and Exchange Commission (the “Commission”) on December 7, 2023, are incorporated by reference into this Registration Statement.

EXHIBIT INDEX

The following is a list of all exhibits filed as part of this registration statement on Form F-1.

Exhibit No.	Description of Exhibit
5.1	Opinion of Ritch, Mueller y Nicolau, S.C.
23.1	Consent of Galaz, Yamazaki, Ruiz Urquiza, S.C., independent registered public accounting firm for Corporación Inmobiliaria Vesta, S.A.B. de C.V.
23.2	Consent of Ritch, Mueller y Nicolau, S.C. (included in Exhibit 5.1).
24.1*	Power of attorney.
107	Filing Fee Table

*	Previously filed.

PART II

INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 8.	Exhibits

All exhibits filed with or incorporated by reference in Registration Statement No. 333-275896 are incorporated by reference herein, and shall be deemed to be a part of this Registration Statement, except for those set forth in the exhibit index set forth herein, which are filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing this registration statement on Form F-1 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Mexico City, Mexico, on the 7th day of December, 2023.

Corporación Inmobiliaria Vesta, S.A.B. de C.V.

By:	/s/ Lorenzo Dominique Berho Carranza
	Name:	Lorenzo Dominique Berho Carranza
	Title:	Chief Executive Officer

By:	/s/ Juan Felipe Sottil Achutegui
	Name:	Juan Felipe Sottil Achutegui
	Title:	Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Lorenzo Dominique Berho Carranza	Chief Executive Officer (principal executive officer)	December 7, 2023
Lorenzo Dominique Berho Carranza

/s/ Juan Felipe Sottil Achutegui	Chief Financial Officer (principal financial officer and principal accounting officer)	December 7, 2023
Juan Felipe Sottil Achutegui

*	Chairman of the Board of Directors	December 7, 2023
Lorenzo Manuel Berho Corona

*	Director	December 7, 2023
Stephen B. Williams

*	Director	December 7, 2023
José Manuel Domínguez Díaz Ceballos

*	Director	December 7, 2023
Craig Wieland

*	Director	December 7, 2023
Luis Javier Solloa Hernández

*	Director	December 7, 2023
Loreanne Helena García Ottati

Director
Oscar Francisco Cázares Elías

*	Director	December 7, 2023
Daniela Berho Carranza

*	Director	December 7, 2023
Douglas M. Arthur

Director
Luis de la Calle Pardo

* By: /s/ Juan Felipe Sottil Achutegui
Juan Felipe Sottil Achutegui Attorney-in-Fact

SIGNATURE OF AUTHORIZED REPRESENTATIVE OF THE REGISTRANT IN THE UNITED STATES

Pursuant to the Securities Act of 1933, as amended, the undersigned, the duly authorized representative in the United States of America has signed this registration statement or amendment thereto in New York, NY, on the 7th day of December, 2023.

COGENCY GLOBAL INC.

By: /s/ Colleen A. De Vries
Name:	Colleen A. De Vries
Title:	Senior Vice-President on behalf of Cogency Global Inc.